Exhibit 99.1

Blockbuster Inc. Announces New Agreements with Fox, Sony and Warner

Agreements Show Support from Key Partners

DALLAS, April 6/PRNewswire– FirstCall/ – Blockbuster Inc. (NYSE: BBI, BBI.B) today announced new agreements with Twentieth Century Fox Home Entertainment LLC and Sony Pictures Home Entertainment Inc. These new agreements, along with the previously-announced agreement with Warner Home Video, will provide day-and-date availability of movies for Blockbuster’s store and by-mail channels. Additionally, these studios will provide new enhanced payment terms to Blockbuster in exchange for a first lien on Blockbuster Canada Co.’s assets. Blockbuster Canada will continue with business as usual by providing high-quality home entertainment to its customers.

“These important steps with three of the leading movie studios will continue a steady supply of top-rated movies for Blockbuster customers,” said Tom Casey, Blockbuster Inc. Executive Vice President and Chief Financial Officer. “These positive signs of studio support are part of our overall recapitalization effort to drive top-line performance while reducing debt and operating costs at Blockbuster. This affirms our strong and collaborative business relations with these critical vendors.”

The new payment terms help Blockbuster continue the recapitalization initiatives already underway. Management has previously announced a number of concurrent efforts to recapitalize the company and assure its long-term growth and success. Blockbuster will continue to rationalize its U.S. store portfolio and aggressively manage working capital. Additionally, Blockbuster has implemented a plan that cuts operating costs by $200 million this year to preserve cash and further improve liquidity. Blockbuster is also in discussions with advisors for its bondholders related to debt recapitalization.

“We will continue to offer our customers all types of innovations as the leading multi-channel provider of entertainment including the recently announced agreement with Warner Bros. Home Entertainment Inc. for immediate availability of new titles, the addition of BLOCKBUSTER On Demand® for select Samsung 2010 Blu-ray Players, HDTVs, and Blu-ray Home Theater Systems, and the addition of BLOCKBUSTER On Demand for smart phones launched recently on T-Mobile’s HTC HD2,” said Casey.

Forward Looking Statement

This press release contains “forward looking statements” – that is, statements related to future, not past, events. In this context, forward looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “intend,” “plan,” “believe,” “seek,” or “will.” Forward looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could adversely or positively affect our future results include, among others, from time to time: (i) whether our operating results continue to decline and whether we are able to generate sufficient cash flows to meet our liquidity needs; (ii) whether we will have sufficient cash flows from operating activities and cash on hand to service our indebtedness and finance the ongoing obligations of our business; (iii) whether we are able to execute our transformational strategies; (iv) whether we are able to execute proposed strategies to recapitalize or restructure our balance sheet; and (v) other factors, as described in our filings with the Securities and Exchange Commission, including the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended January 3, 2010 and under the heading “Disclosure Regarding Forward-Looking Information” in our quarterly reports on Form 10-Q. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These uncertainties may cause our actual future results to be materially different than those expressed in our forward looking statements. We do not undertake to update our forward looking statements except as required by law.

About Blockbuster Inc.

Blockbuster Inc. is a leading global provider of rental and retail movie and game entertainment. The company provides customers with convenient access to media entertainment anywhere, any way they want it - whether in-store, by-mail, through vending kiosks or digitally to their homes and mobile devices. With a highly recognized brand and a library of more than 125,000 movie and game titles, Blockbuster leverages its multichannel presence to serve nearly 47 million global customers annually. The company may be accessed worldwide at www.blockbuster.com.

Media contact:

Rebecca Fannin of Hill and Knowlton, +1-202-944-1928, Rebecca.Fannin@hillandknowlton.com, for Blockbuster Inc.

Investor Relations contact:

Kellie Nugent, Director, Investor Relations of Blockbuster Inc., +1-214-854-4442, kellie.nugent@blockbuster.com